Exhibit 10

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report dated February 7, 2002 (except for the second paragraph of "Principles of Consolidation" in Note 2, as to which the date is December 31, 2002) with respect to the consolidated financial statements of Keyport Life Insurance Company, included in this Amendment No. 98 to the Registration Statement (Form N-4).

/s/ERNST & YOUNG LLP

Boston, Massachusetts

December 29, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Keyport Variable Account A on Form N-4 of our report dated April 18, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the use of the financial statements for the year ended December 31, 2001 audited by other auditors in arriving at the information for the year ended December 31, 2001 contained in footnote 5) accompanying the financial statements of Keyport Variable Account A appearing in the Statements of Additional Information, which are part of such Registration Statement, to the use of our report dated February 21, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Keyport Life Insurance Company's adoption of provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, described in Note 1) accompanying the consolidated financial statements of Keyport Life Insurance Company appearing in such Statements of Additional Information, and to the use of our report dated February 21, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001, described in Note 1) accompanying the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) appearing in such Statements of Additional Information.

We also consent to the references to us under the heading "Experts" in such Statements of Additional Information.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 29, 2003